EXHIBIT 99.1
NEWS RELEASE
Cleveland-Cliffs Reports First-Quarter 2021 Results and Increases Guidance for Full-Year 2021 Adjusted EBITDA to $4 Billion

CLEVELAND—April 22, 2021—Cleveland-Cliffs Inc. (NYSE: CLF) today reported first-quarter results for the period ended March 31, 2021.
First-quarter 2021 consolidated revenues were $4.0 billion, compared to the prior-year first-quarter revenues of $359 million.
For the first quarter of 2021, the Company recorded net income of $41 million, or $0.07 per diluted share. This included the following charges totaling $160 million, or $0.28 per diluted share:
•charges of $81 million, or $0.14 per diluted share, of inventory step-up amortization, related to the revaluation of inventory following the acquisition of substantially all of the operations of ArcelorMittal USA;
•charges of $66 million, or $0.12 per diluted share, for debt extinguishment costs; and
•charges of $13 million, or $0.02 per diluted share, for severance and acquisition-related costs.
In the prior-year first quarter, the Company recorded a net loss of $52 million, or $0.18 per diluted share.
First-quarter 2021 Adjusted EBITDA1 was $513 million, compared to $23 million in the first-quarter of 2020.

	(In Millions)
	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA[1]
Steelmaking	$537	$44
Other Businesses	11	2
Corporate and Eliminations	(35)	(23)
Total Adjusted EBITDA[1]	$513	$23

Outlook
The Company has increased its full-year 2021 adjusted EBITDA2 guidance to approximately $4.0 billion, up $500 million from its previous guidance of approximately $3.5 billion. The full-year revision is based on better-than-expected contractual renewals and the assumption that the US HRC index price averages $1,100 per net ton for the last nine months of the year. The Company's second-quarter adjusted EBITDA2 expectation is $1.2 billion.
Cliffs' Chairman, President, and CEO Lourenco Goncalves said: “Q1 was just the first full quarter for Cleveland-Cliffs as a fully transformed business, and we have already accomplished a lot. This being said, and with all the operational and commercial actions we have been implementing, the best will come through during the balance of 2021."
Mr. Goncalves added: “As the year progresses, it will become abundantly clear that the pricing environment we are in - and will continue to benefit from going forward - is not a consequence of luck. Our expectation of $4 billion in adjusted EBITDA for the full-year is predicated on conservative pricing expectations relative to today’s pricing and the current forward curve. This will allow us to generate record levels of free cash flow and pay down a substantial amount of debt, allowing us to reach leverage of less than 1x by the end of the year."
Mr. Goncalves concluded: “With our leadership position in the industry, we are as focused on profitability as we are on environmental stewardship and on supporting good paying middle class union jobs. Our commitment to reduce our environmental footprint will only further strengthen America's position as the cleanest steelmaking country among all the major steel producing nations. As a country responsible for just 2% of the global steel industry's GHG emissions, the United States has the right to produce steel and manufacture in America, instead of importing steel and allowing foreign polluting countries to export their full employment at the expense of the American worker."

Steelmaking

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
External Sales Volumes
Steel Products (net tons)	4,144	197
Operating Results - In Millions
Revenues	$3,919	$337
Cost of goods sold	(3,644)	(335)
Selling Price - Per Net Ton
Average net selling price per net ton of steel products*	$900	$980
*The average net selling price per ton for the three months ended March 31, 2021, reflects changes in mix associated with the first full quarter of ownership of ArcelorMittal USA, reducing the overall contribution of higher-priced coated, stainless and electrical steel products.

First-quarter 2021 steel product volume of 4.1 million net tons consisted of 33% coated, 28% hot-rolled, 18% cold-rolled, 7% plate, 4% stainless and electrical, and 10% other, including slabs and rail.
Steelmaking revenues of $3.9 billion included $1.3 billion, or 33%, of sales to the automotive market; $1.2 billion, or 32%, of sales to the distributors and converters market; $954 million, or 24%, of sales to the infrastructure and manufacturing market; and $430 million, or 11%, of sales to steel producers.
First-quarter 2021 Steelmaking cost of goods sold included depreciation, depletion, and amortization of $206 million and amortization of inventory step-up of $81 million. Segment adjusted EBITDA of $537 million also included $53 million of SG&A expense.
Cash Flow and Liquidity
Net cash used by operating activities of $373 million in the first quarter of 2021 was impacted by approximately $650 million of net working capital build primarily related to the completion of the unwind of the ArcelorMittal USA factoring agreement, as previously disclosed, and increasing receivables due to rising prices. In addition, the Company made $118 million in deferred pension contributions under the CARES Act during the first quarter, which will not recur.
As of April 19, 2021, the Company had total liquidity of approximately $1.8 billion.

Conference Call Information
Cleveland-Cliffs Inc. will host a conference call this morning, April 22, 2021, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com.

About Cleveland-Cliffs Inc.
Cleveland-Cliffs is the largest flat-rolled steel producer in North America. Founded in 1847 as a mine operator, we are also the largest producer of iron ore pellets in North America. In 2020, we acquired two major steelmakers, AK Steel and ArcelorMittal USA, vertically integrating our legacy iron ore business with quality-focused steel production and emphasis on the automotive end market. Our fully integrated portfolio includes custom-made pellets and hot briquetted iron (HBI); flat-rolled carbon steel, stainless, electrical, plate, tinplate and long steel products; as well as carbon and stainless steel tubing, hot and cold stamping and tooling. Headquartered in Cleveland, Ohio, we employ approximately 25,000 people across our mining, steel and downstream manufacturing operations in the United States and Canada.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements other than historical facts, including, without limitation, statements regarding our current expectations, estimates and projections about our industry or our businesses, are forward-looking statements. We caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: disruptions to our operations relating to the COVID-19 pandemic, including the heightened risk that a significant portion of our workforce or on-site contractors may suffer illness or otherwise be unable to perform their ordinary work functions; continued volatility of steel and iron ore market prices, which directly and indirectly impact the prices of the products that we sell to our customers; uncertainties associated with the highly competitive and cyclical steel industry and our reliance on the demand for steel from the automotive industry, which has been experiencing a trend toward light weighting that could result in lower steel volumes being consumed; potential weaknesses and uncertainties in global economic conditions, excess global steelmaking capacity, oversupply of iron ore, prevalence of steel imports and reduced market demand, including as a result of the COVID-19 pandemic; severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges, due to the COVID-19 pandemic or otherwise, of one or more of our major customers, including customers in the automotive market, key suppliers or contractors, which, among other adverse effects, could lead to reduced demand for our products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; our ability to return capital to shareholders within the expected timeframe or at all, depending on market and other conditions; risks related to U.S. government actions with respect to Section 232 of the Trade Expansion Act (as amended by the Trade Act of 1974), the United States-Mexico-Canada Agreement and/or other trade agreements, tariffs, treaties or policies, as well as the uncertainty of obtaining and maintaining effective antidumping and countervailing duty orders to counteract the harmful effects of unfairly traded imports; impacts of existing and increasing governmental regulation, including climate change and other environmental regulation that may be proposed under the Biden Administration, and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorizations of, or from, any governmental or regulatory authority and costs related to implementing improvements to ensure compliance with regulatory changes, including potential financial assurance requirements; potential impacts to the environment or exposure to hazardous substances resulting from our operations; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit cash flow necessary to fund working capital, planned capital expenditures, acquisitions, and other general corporate purposes or ongoing needs of our business; adverse changes in credit ratings, interest rates, foreign currency rates and tax laws; limitations on our ability to realize some or all of our deferred tax assets or net operating loss carryforwards; our ability to realize the anticipated synergies and benefits of our acquisitions of AK Steel and ArcelorMittal USA and to successfully integrate the businesses of AK Steel and ArcelorMittal USA into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees; additional debt we assumed, incurred or issued in connection with the acquisitions of AK Steel and ArcelorMittal USA, as well as additional debt we incurred in connection with enhancing our liquidity during the COVID-19 pandemic, may negatively impact our credit profile and limit our financial flexibility; known and unknown liabilities we assumed in connection with the acquisitions of AK Steel and ArcelorMittal USA, including significant environmental, pension and other postretirement benefits (“OPEB”) obligations; the ability of our customers, joint venture partners and third-party service providers to meet their obligations to us on a timely basis or at all; supply chain disruptions or changes in the cost or quality of energy sources or critical raw materials and supplies, including iron ore, industrial gases, graphite electrodes, scrap, chrome, zinc, coke and coal; liabilities and costs arising in connection with any business decisions to temporarily idle or permanently close a mine or production facility, which could adversely impact the carrying value of associated assets and give rise to impairment charges or closure and reclamation obligations, as well as uncertainties associated with restarting any previously idled mine or production facility; problems or disruptions associated with transporting products to our customers, moving products internally among our facilities or suppliers transporting raw materials to us; uncertainties associated with natural or human-caused disasters, adverse weather conditions, unanticipated geological conditions, critical equipment failures, infectious disease outbreaks, tailings dam failures and other unexpected events; our level of self-insurance and our ability to obtain sufficient third-party insurance to adequately cover potential adverse events and business risks; disruptions in, or failures of, our information technology systems, including those related to cybersecurity; our ability to successfully identify and consummate any strategic investments or development projects, cost-effectively achieve planned production rates or levels, and diversify our product mix and add new customers; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether we are able to replace depleted reserves with additional mineral bodies to support the long-term viability of our operations; the outcome of any contractual disputes with our customers, joint venture partners, lessors, or significant energy, raw material or service providers, or any other litigation or arbitration; our ability to maintain our social license to operate with our stakeholders, including by fostering a strong reputation and consistent operational and safety track record; our ability to maintain satisfactory labor relations with unions and employees; availability of workers to fill critical operational positions and potential labor shortages caused by the COVID-19 pandemic, as well as our ability to attract, hire, develop and retain key personnel, including within the acquired AK Steel and ArcelorMittal USA businesses; unanticipated or higher costs associated with pension and OPEB obligations resulting from changes in the value of plan assets or contribution increases required for unfunded obligations; and potential significant deficiencies or material weaknesses in our internal control over financial reporting.

For additional factors affecting the business of Cliffs, refer to Part I – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the SEC.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:		INVESTOR CONTACT:
Patricia Persico Director, Global Communications (216) 694-5316		Paul Finan Vice President, Investor Relations (216) 694-6544
FINANCIAL TABLES FOLLOW ###

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended March 31,
	2021	2020
Revenues	$4,049	$359
Operating costs:
Cost of goods sold	(3,761)	(356)
Selling, general and administrative expenses	(95)	(28)
Acquisition-related costs	(13)	(42)
Miscellaneous – net	(3)	(12)
Total operating costs	(3,872)	(438)
Operating income (loss)	177	(79)
Other income (expense):
Interest expense, net	(92)	(31)
Gain (loss) on extinguishment of debt	(66)	3
Net periodic benefit credits other than service cost component	47	6
Total other expense	(111)	(22)
Income (loss) from continuing operations before income taxes	66	(101)
Income tax benefit (expense)	(9)	51
Income (loss) from continuing operations	57	(50)
Income from discontinued operations, net of tax	—	1
Net income (loss)	57	(49)
Income attributable to noncontrolling interest	(16)	(3)
Net income (loss) attributable to Cliffs shareholders	$41	$(52)

Earnings (loss) per common share attributable to Cliffs shareholders - basic
Continuing operations	$0.08	$(0.18)
Discontinued operations	—	—
	$0.08	$(0.18)
Earnings (loss) per common share attributable to Cliffs shareholders - diluted
Continuing operations	$0.07	$(0.18)
Discontinued operations	—	—
	$0.07	$(0.18)

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$110	$112
Accounts receivable, net	1,659	1,169
Inventories	3,932	3,828
Other current assets	160	189
Total current assets	5,861	5,298
Non-current assets:
Property, plant and equipment, net	9,014	8,743
Goodwill	994	1,406
Deferred income taxes	562	537
Other non-current assets	784	787
TOTAL ASSETS	$17,215	$16,771
LIABILITIES
Current liabilities:
Accounts payable	$1,743	$1,575
Accrued employment costs	465	460
Pension and OPEB liabilities, current	151	151
Other current liabilities	574	743
Total current liabilities	2,933	2,929
Non-current liabilities:
Long-term debt	5,734	5,390
Pension and OPEB liabilities, non-current	3,916	4,113
Other non-current liabilities	1,175	1,260
TOTAL LIABILITIES	13,758	13,692
SERIES B PARTICIPATING REDEEMABLE PREFERRED STOCK	738	738
TOTAL EQUITY	2,719	2,341
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$17,215	$16,771

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$57	$(49)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation, depletion and amortization	217	35
Amortization of inventory step-up	81	23
Changes in deferred revenue	(3)	(48)
Deferred income taxes	10	(48)
Loss (gain) on extinguishment of debt	66	(3)
Other	(2)	51
Changes in operating assets and liabilities, net of business combination:
Receivables and other assets	(480)	254
Inventories	(172)	(267)
Pension and OPEB payments and contributions	(175)	(13)
Payables, accrued expenses and other liabilities	22	(99)
Net cash used by operating activities	(379)	(164)
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(136)	(138)
Acquisition of AK Steel, net of cash acquired	—	(869)
Other investing activities	1	—
Net cash used by investing activities	(135)	(1,007)
FINANCING ACTIVITIES
Proceeds from issuance of common shares	322	—
Proceeds from issuance of debt	1,000	716
Debt issuance costs	(16)	(44)
Repayments of debt	(902)	(430)
Borrowings under credit facilities	1,158	800
Repayments under credit facilities	(1,010)	—
Other financing activities	(40)	(37)
Net cash provided by financing activities	512	1,005
Net decrease in cash and cash equivalents	(2)	(166)
Cash and cash equivalents at beginning of period	112	353
Cash and cash equivalents at end of period	$110	$187

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on a consolidated basis. EBITDA and adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	Three Months Ended March 31,
	2021	2020
Net income (loss)	$57	$(49)
Less:
Interest expense, net	(92)	(31)
Income tax benefit (expense)	(9)	51
Depreciation, depletion and amortization	(217)	(35)
Total EBITDA	$375	$(34)
Less:
EBITDA of noncontrolling interests[1]	$22	$4
Gain (loss) on extinguishment of debt	(66)	3
Severance costs	(11)	(19)
Acquisition-related costs excluding severance costs	(2)	(23)
Amortization of inventory step-up	(81)	(23)
Impact of discontinued operations	—	1
Total Adjusted EBITDA	$513	$23

1 EBITDA of noncontrolling interests includes $16 million and $3 million for income and $6 million and $1 million for depreciation, depletion and amortization for the three months ended March 31, 2021 and 2020, respectively.

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
ADJUSTED EBITDA OUTLOOK
We are unable to reconcile, without unreasonable effort, our expected adjusted EBITDA to its most directly comparable GAAP financial measure, net income, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability. This includes the finalization of the preliminary allocation of consideration related to the ArcelorMittal USA acquisition to the net tangible and intangible assets acquired and liabilities assumed and associated tax impacts. For the same reasons, we are unable to address the significance of the unavailable information.